UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 20, 2005

U.S. PREMIUM BEEF, LLC
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant's telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and are therefore omitted.

Item 1.01.  Entry into a Material Definitive Agreement.

Amended Senior Credit Facility

Effective October 14, 2005, U.S. Premium Beef, LLC's majority owned subsidiary, National Beef Packing Company, LLC (the "Company" or "NBP") entered into a second amendment (the "Second Amendment") to the Fourth Amended and Restated Credit Agreement dated as of December 29, 2004, as amended by the First Amendment to the Fourth Amended and Restated Credit Agreement dated as of July 7, 2005 (the "Credit Agreement").  U.S. Agbank, FCB, serves as Co-Syndication Agent, Coöperatieve Centrale Reiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, serves as Documentation Agent, and CoBank, ACB, serves as Lead Arranger, Co-Syndication Agent, Swing Line Lender and Administrative Agent.

The Credit Agreement was amended to reflect changes in the financial covenant calculation related to net capital expenditures, as described below.  There is no change to the remaining financial covenants in the Credit Agreement.  The Second Amendment is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference.

Period	Net Capital Expenditure Limit
Fiscal Years 2005-2006 (combined)	$64,000,000
Fiscal Year 2007	$35,000,000
Fiscal Year 2008 and Each Fiscal Year Thereafter	$40,000,000

Item 9.01.  Financial Statements and Exhibits.

(c)     Exhibits.  The following exhibits are hereby furnished:

99.1  Second Amendment dated as of October 14, 2005 to Fourth Amended and Restated Credit Agreement dated as of December 29, 2004 by and between National Beef Packing Company, LLC and certain agents, lenders and issuers.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

                                                                              By  /s/ Steven D. Hunt
                                                                                    Steven D. Hunt,
                                                                                    Chief Executive Officer

Dated:  October 20, 2005

EXHIBIT 99.1 TO FORM 8-K